================================================================================


                                CREDIT AGREEMENT

                          Dated as of October 22, 1998

                                  by and among

                           INSIGNIA/ESG HOLDINGS, INC.
                 (to be renamed INSIGNIA FINANCIAL GROUP, INC.),

                                  as Borrower,

                         the Lenders referred to herein,


                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent


================================================================================

                                TABLE OF CONTENTS



ARTICLE I -DEFINITIONS............................................................................................1

         SECTION 1.1      Definitions.............................................................................1
         SECTION 1.2      General................................................................................15
         SECTION 1.3      Other Definitions and Provisions.......................................................16


ARTICLE II - CREDIT FACILITY.....................................................................................16

         SECTION 2.1      Loans and Maximum Availability.........................................................16
         SECTION 2.2      Procedure for Advances of Loans........................................................16
         SECTION 2.3      Repayment of Loans.....................................................................18
         SECTION 2.4      Notes..................................................................................19
         SECTION 2.5      Permanent Reduction of the Aggregate Commitment........................................19
         SECTION 2.6      Termination of Credit Facility.........................................................20
         SECTION 2.7      Use of Proceeds........................................................................20
         SECTION 2.8      Increase in Aggregate Commitment.......................................................20


ARTICLE III  - LETTER OF CREDIT FACILITY.........................................................................21

         SECTION 3.1      L/C Commitment.........................................................................21
         SECTION 3.2      Procedure for Issuance of Letters of Credit............................................21
         SECTION 3.3      Commissions and Other Charges..........................................................22
         SECTION 3.4      L/C Participations.....................................................................22
         SECTION 3.5      Reimbursement Obligation of the Borrower...............................................23
         SECTION 3.6      Obligations Absolute...................................................................24
         SECTION 3.7      Effect of Application..................................................................24


ARTICLE IV - GENERAL LOAN PROVISIONS.............................................................................25

         SECTION 4.1      Interest...............................................................................25
         SECTION 4.2      Notice and Manner of Conversion or Continuation of Loans...............................27
         SECTION 4.3      Fees...................................................................................28
         SECTION 4.4      Manner of Payment......................................................................28
         SECTION 4.5      Crediting of Payments and Proceeds.....................................................29
         SECTION 4.6      Adjustments............................................................................30
         SECTION 4.7      Nature of Obligations of Lenders Regarding Extensions of Credit;
                          Assumption by the Administrative Agent.................................................30
         SECTION 4.8      Changed Circumstances..................................................................31
         SECTION 4.9      Indemnity..............................................................................33
         SECTION 4.10     Capital Requirements...................................................................33


         SECTION 4.11     Taxes..................................................................................34
         SECTION 4.12     Mandatory Redenomination of Alternative Currency Loans.................................35
         SECTION 4.13     Regulatory Limitation..................................................................36
         SECTION 4.14     Claims for Increased Costs and Taxes...................................................37
         SECTION 4.15     Rounding of Amounts in Certain Situations..............................................37
         SECTION 4.16     Security...............................................................................37


ARTICLE V - CLOSING; CONDITIONS OF CLOSING AND BORROWING.........................................................37

         SECTION 5.1      Closing................................................................................37
         SECTION 5.2      Conditions to Closing, Initial Loan and Letter of Credit...............................37
         SECTION 5.3      Conditions to All Loans and Letters of Credit..........................................40

ARTICLE VI  - REPRESENTATIONS AND WARRANTIES OF THE BORROWER.....................................................40

         SECTION 6.1      Representations and Warranties.........................................................40
         SECTION 6.2      Survival of Representations and Warranties, Etc........................................47

ARTICLE VII  - FINANCIAL INFORMATION AND NOTICES.................................................................47

         SECTION 7.1      Financial Statements and Projections...................................................48
         SECTION 7.2      Officer's Compliance Certificate.......................................................48
         SECTION 7.3      Other Reports..........................................................................49
         SECTION 7.4      Notice of Litigation and Other Matters.................................................49
         SECTION 7.5      Accuracy of Information................................................................50


ARTICLE VIII  -  AFFIRMATIVE COVENANTS...........................................................................50

         SECTION 8.1      Preservation of Corporate Existence and Related Matters................................50
         SECTION 8.2      Maintenance of Property................................................................50
         SECTION 8.3      Insurance..............................................................................50
         SECTION 8.4      Accounting Methods and Financial Records...............................................51
         SECTION 8.5      Payment and Performance of Obligations.................................................51
         SECTION 8.6      Compliance With Laws and Approvals.....................................................51
         SECTION 8.7      Environmental Laws.....................................................................51
         SECTION 8.8      Compliance with ERISA..................................................................51
         SECTION 8.9      Compliance With Agreements.............................................................52
         SECTION 8.10     Conduct of Business....................................................................52
         SECTION 8.11     Visits and Inspections.................................................................52
         SECTION 8.12     Subsidiaries...........................................................................52
         SECTION 8.13     Year 2000 Compatibility................................................................53
         SECTION 8.14     Further Assurances.....................................................................53


ARTICLE IX  - FINANCIAL COVENANTS................................................................................54

         SECTION 9.1      Leverage Ratio.........................................................................54
         SECTION 9.2      Minimum Net Worth......................................................................54
         SECTION 9.3      Maximum Leverage.......................................................................54
         SECTION 9.4      Interest Coverage Ratio................................................................54


ARTICLE X - NEGATIVE COVENANTS...................................................................................54

         SECTION 10.1    Limitations on Debt.....................................................................54
         SECTION 10.2    Limitations on Contingent Obligations...................................................55
         SECTION 10.3    NEGATIVE PLEDGE; LIMITATION ON LIENS....................................................56
         SECTION 10.4    Limitations on Loans, Advances, Investments and Acquisitions............................57
         SECTION 10.5    Limitations on Mergers and Liquidation..................................................58
         SECTION 10.6    Limitations on Sale of Assets...........................................................58
         SECTION 10.7    Limitations on Dividends and Changes in Capital Structure...............................59
         SECTION 10.8    Transactions with Affiliates............................................................59
         SECTION 10.9    Certain Accounting Changes..............................................................60
         SECTION 10.10   Amendments; Payments and Prepayments of Subordinated Debt...............................60
         SECTION 10.11   Real Estate Development.................................................................60
         SECTION 10.12   Lines of Business.......................................................................60
         SECTION 10.13   Restrictive Agreements..................................................................61


ARTICLE XI - DEFAULT AND REMEDIES................................................................................61

         SECTION 11.1    Events of Default.......................................................................61
         SECTION 11.2    Remedies................................................................................64
         SECTION 11.3    Rights and Remedies Cumulative; Non-Waiver; etc.........................................64
         SECTION 11.4    Judgment Currency.......................................................................65


ARTICLE XII - THE AGENTS.........................................................................................65

         SECTION 12.1    Appointment and Authorization...........................................................65
         SECTION 12.2    Delegation of Duties....................................................................66
         SECTION 12.3    Exculpatory Provisions..................................................................66
         SECTION 12.4    Reliance by the Agents..................................................................66
         SECTION 12.5    Notice of Default.......................................................................67
         SECTION 12.6    Non-Reliance on the Agents and Other Lenders............................................67
         SECTION 12.7    Indemnification.........................................................................67
         SECTION 12.8    Agent in Its Individual Capacity........................................................68
         SECTION 12.9    Resignation of the Administrative Agent; Successor Administrative
                         Agent...................................................................................68


ARTICLE - XIII - MISCELLANEOUS...................................................................................68

         SECTION 13.1    Notices.................................................................................68
         SECTION 13.2    Expenses; Indemnity.....................................................................70
         SECTION 13.3    GOVERNING LAW...........................................................................71
         SECTION 13.4    CONSENT TO JURISDICTION.................................................................71
         SECTION 13.5    WAIVER OF JURY TRIAL....................................................................72
         SECTION 13.6    Reversal of Payments....................................................................72
         SECTION 13.7    Accounting Matters......................................................................72
         SECTION 13.8    Successors and Assigns; Participations..................................................72
         SECTION 13.9    Amendments, Waivers and Consents........................................................75
         SECTION 13.10   Performance of Duties...................................................................76
         SECTION 13.11   No Fiduciary Relationship...............................................................76
         SECTION 13.12   All Powers Coupled with Interest........................................................76
         SECTION 13.13   Survival of Indemnities.................................................................76
         SECTION 13.14   Titles and Captions.....................................................................76
         SECTION 13.15   Severability of Provisions..............................................................76
         SECTION 13.16   Counterparts............................................................................77
         SECTION 13.17   Term of Agreement.......................................................................77
         SECTION 13.18   Independent Effect of Covenants.........................................................77
         SECTION 13.19   EMU; Continuity of Contract.............................................................77


EXHIBITS

A        -        Notes
B        -        Notice of Borrowing
C        -        Notice of Conversion/Continuation
D        -        Notice of Repayment
E        -        Notice of Account Designation
F        -        Assignment and Acceptance
G        -        Officer's Compliance Certificate
H        -        Guaranty Agreement
I        -        Pledge and Security Agreement
J        -        Lender Addition and Acknowledgment Agreement

SCHEDULES

1.1(a)   -        Lenders
1.1(b)   -        Mandatory Cost Rate
6.1(a)   -        Subsidiaries - Organization, Ownership
6.1(i)   -        Employee Benefit Plans of Domestic Subsidiaries
6.1(l)   -        Material Contracts
6.1(s)   -        Debt and Contingent Obligations
6.1(t)   -        Litigation
10.3     -        Existing Liens
10.4     -        Investments in Unrestricted Subsidiaries and Affiliates


10.6     -        Permitted Asset Sales
10.8     -        Transactions with Affiliates

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT, dated as of the 22nd day of October, 1998, by and among INSIGNIA/ESG HOLDINGS, INC. (to be renamed INSIGNIA FINANCIAL GROUP, INC.), a corporation organized under the laws of Delaware (the "Borrower"), the Lenders who are or may become a party to this Agreement (the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders, and LEHMAN COMMERCIAL PAPER INC., as Syndication Agent.


                              STATEMENT OF PURPOSE

         The Borrower has requested and the Lenders have agreed to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Actual Knowledge" means information actually known to Andrew L. Farkas, Chairman of the Board and Chief Executive Officer; James A. Aston, Chief Financial Officer; Ronald Uretta, Chief Operating Officer and Treasurer; Adam B. Gilbert, General Counsel and Secretary; or Stephen Siegel, President, or any other individual hereafter holding the office of the Borrower currently held by such individuals, in each case at the date of determination.

         "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Correspondent" means First Union National Bank, London Branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of Alternative Currency Loans.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.

         "Agents" means the collective reference to the Administrative Agent and the Syndication Agent; "Agent" means either of such Persons.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Section 2.5 or increased at any time or from time to time pursuant to Section 2.8. On the Closing Date, the Aggregate Commitment shall be One Hundred Eighty-five Million Dollars ($185,000,000).

         "Agreement" means this Credit Agreement, as amended, modified, restated or supplemented from time to time.

         "Alternative Currency" means Pounds Sterling, provided that up to an aggregate of the lesser of $10,000,000 or the Alternative Currency Commitment may be denominated in Canadian Dollars, Dutch Guilders, French Francs or Deutsche Marks, and, with the prior written consent of the Administrative Agent and each of the Lenders, any other lawful currency (other than Dollars) which is freely transferable and convertible into Dollars in the United States currency market and freely available to all of the Lenders in the London interbank deposit market.

         "Alternative Currency Amount" means with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at approximately 11:00 a.m. (the time of the Administrative Agent's Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

         "Alternative Currency Commitment" means Fifty Million Dollars ($50,000,000), as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof, provided that up to an aggregate of the lesser of Ten Million Dollars ($10,000,000) or the Alternative Currency Commitment may at any time be denominated in Canadian Dollars, Dutch Gilders, French Francs or Deutsche Marks.

         "Alternative Currency Loan" means any Loan denominated in an Alternative Currency.

         "Applicable Law" means in respect of any Person all provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators applicable to such Person.

         "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c); provided that with respect to each LIBOR Rate Loan made in an Alternative Currency, the Applicable

Margin shall include the Mandatory Cost Rate, as determined pursuant to the formula set forth on the attached Schedule 1.1(b).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 13.8(b)(iii).

         "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate, as applicable.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrower" means Insignia/ESG Holdings, Inc. (to be renamed Insignia Financial Group, Inc.).

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day, other than a Saturday, Sunday or legal holiday, on which banks in Greenville, South Carolina, Charlotte, North Carolina and New York, New York are open for the conduct of their domestic or international commercial banking business, as applicable, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day (i) that is a Business Day described in clause
(a) and that is also a day for trading by and between banks in deposits for the applicable Permitted Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Administrative Agent or the Administrative Agent's Correspondent shall make available Loans in such Permitted Currency. Notwithstanding the foregoing, with respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York City and prime banks in London generally provide quotations for deposits denominated therein.

         "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Co-Investment Entity" means any corporation, limited liability company, partnership or other form of entity (i) in which the Borrower or a Subsidiary of the Borrower owns an equity interest pursuant to a joint venture or similar arrangement with one or more Persons who own more than fifty percent (50%) of the ownership or other equity interest in such entity, (ii) which has as its principal business the ownership of real property, and (iii) which does not engage in any real estate development activities for its own account.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans or to issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1.1(a), as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time (a) prior to the Termination Date, the ratio of (i) the amount of the Commitment of such Lender to (ii) the Aggregate Commitment of all of the Lenders, and (b) on and after the Termination Date, the ratio of (i) the amount of the Extensions of Credit of such Lender to (ii) the aggregate amount of all Extensions of Credit then outstanding.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Consolidated Net Worth" means, at any date of determination, an amount equal to the sum of the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "Contingent Obligation" means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other material asserted payment obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Contingent Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business and
(ii) earn-out obligations (which are included in Debt).

         "Controlled Co-Investment Entity" means any Co-Investment Entity with respect to whom the Borrower and its Subsidiaries provide property management services and either (a) possess sole authority to sell, finance, refinance and make daily operating decisions or (b) possess joint authority over such matters.

         "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

         "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all Debt for Money Borrowed, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all Debt of any Person secured by a Lien on any asset of the Borrower and its Restricted Subsidiaries, (d) all Contingent Obligations of any such Person with respect to Debt, (e) the Borrower's reasonable estimate of the aggregate liability of the Borrower and its Restricted Subsidiaries with respect to all earn-out obligations and (f) all net obligations incurred by any such Person pursuant to Hedging Agreements.

         "Debt for Money Borrowed" means, with respect to the Borrower and its Restricted Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any Person, (b) all obligations of any Person as lessee under Capital Leases, (c) all Contingent Obligations of any such Person with respect to Debt for Money Borrowed, and (d) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Defaulting Lender" shall have the meaning assigned thereto in Section 4.7.

         "Dollar Amount" means (a) with respect to each Loan made or continued (or to be made or continued) in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Loan at the most favorable spot exchange rate determined by the Administrative Agent at approximately 11:00 a.m. (the time of the Administrative Agent's Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

         "Dollars" or "$" means, unless otherwise qualified, lawful currency of the United States.

         "EBITDA" means, with respect to the Borrower and its Restricted Subsidiaries, for any period, (a) Net Income for such period plus (b) the sum of the following to the extent deducted in the determination of Net Income for such period: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete, compensation paid in equity securities, other intangible assets and deferred charges), and (iv) extraordinary expenses and non-recurring expenses (including the non-cash expenses associated with prepayment of Debt) minus (c) extraordinary gains. For purposes of calculating EBITDA:

         (a) Pro forma effect will be given for acquisitions by the Borrower and its Restricted Subsidiaries. Historical cash flows for the acquired assets will be included in the cash flows of the Borrower and its Restricted Subsidiaries for the portion of the calculation period, if any, that the assets were not owned by the Borrower or its Restricted Subsidiaries, subject to receipt by the Administrative Agent of financial information acceptable to the Administrative Agent, in its reasonable discretion.

         (b) Retroactive effect will be given for dispositions of assets by the Borrower or its Restricted Subsidiaries by excluding all cash flows for assets that are disposed of in determining EBITDA at any time after the date of disposition.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under, or which has a branch or agency licensed under, the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $500,000,000 or its equivalent in the currency of such Person's jurisdiction of organization or operation, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (e) any Affiliate of the assigning Lender that is not a competitor of the Borrower and is engaged in the business of making commercial loans in the ordinary course of its business, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and the Borrower, which approval by Borrower shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if a Lender proposes to assign its rights, interest and obligations hereunder to a Person that is at the time of such assignment either (i) a competitor of the Borrower, or (ii) an Affiliate of a competitor of the Borrower or a Person who is not engaged in the business of making commercial loans in the ordinary course of its business, then it shall be within the Borrower's sole discretion whether such Person is an Eligible Assignee.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "EMU Event" means an event associated with economic and monetary union in the European Community, including, without limitation, each (and any combination) of the following:

         (a) the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise);

         (b) the fixing of conversion rates between a member state's currency and the new currency or between the currencies of member states;

         (c) the substitution of that new currency for the Ecu as the unit of account of the European Community;

         (d) the introduction of that new currency as lawful in a member state;

         (e) the withdrawal from legal tender of any currency that, before the introduction of the new currency, was lawful currency in one of the member states; or

         (f) the disappearance or replacement of a relevant rate option or other price source for the Ecu or the national currency of any member state, or the failure of the agreed sponsor (or a successor sponsor) to publish or display a relevant rate, index, price, page or screen.

         "EMU Legislation" means legislative measures of the Council of European Union for the introduction of, change over to or operation of a single European currency (whether or not known as the euro), being in part the implementation of the Third Stage of EMU.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing as such statutes are amended or modified from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person which is a Restricted Subsidiary and which, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. For purposes of the definition of "Termination Event," the definition of "Multiemployer Plan" and clause (iv) of Section 11.1(m), however, the meaning of "ERISA Affiliate" shall be determined by disregarding the phrase "which is a Restricted Subsidiary and" in the immediately preceding sentence.

         "euro" means the single currency of Participating Member States to be introduced on the date of commencement of the Third Stage of EMU or on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as the Third Stage of EMU.

         "Eurodollar Reserve Percentage" means, for any day and with respect to any Lender, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for such Lender in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding, and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

         "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean the average of the quotations for the day for such transactions received by the Administrative Agent from three brokers of national standing. Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank, a national banking association, and its successors.

         "Fiscal Year" means any fiscal year of the Borrower and its Subsidiaries ending on December 31.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower, provided, however, that any accounting principle or practice required to be changed by the American Institute of Certified Public Accounts or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Agreement" means the collective reference to the Guaranty Agreement of even date executed by the Subsidiary Guarantors party thereto in favor of the Administrative Agent for the ratable benefit of the Agents and the Lenders substantially in the form of Exhibit H, and each supplement to the Guaranty Agreement delivered after the Closing Date pursuant to Section 8.12 as each such agreement may be amended or supplemented.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a court of law or a Governmental Authority to constitute a nuisance or a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

         "IFG" means Insignia Financial Group, Inc., a Delaware corporation.

         "Interest Expense" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the gross interest expense (including but without limitation interest expense attributable to Capital Leases) of the Borrower and its Restricted Subsidiaries, all determined for such period on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "L/C Commitment" means the lesser of (a) Ten Million Dollars ($10,000,000) or (b) the Aggregate Commitment.

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all of the Lenders other than the Issuing Lender.

         "Lehman" means Lehman Commercial Paper Inc., a Delaware corporation, and its successors.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.8.

         "Lender Addition and Acknowledgment Agreement" means each agreement executed pursuant to Section 2.8 hereof by the Borrower and an existing Lender or a Person not theretofore a Lender, as applicable, and acknowledged by the Administrative Agent and each Subsidiary Guarantor, in the form attached hereto as Exhibit J, providing for an increase in the Aggregate Commitment hereunder, acknowledging that any Person not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Commitment of each Lender.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

         "Leverage Ratio" means the ratio calculated pursuant to Section 9.1 hereof.

         "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 (or the Alternative Currency Amount thereof with respect to a borrowing to be made in an Alternative Currency) for a period equal to the applicable Interest Period which appears on the Dow Jones Markets screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Dow Jones Markets screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in the Permitted Currency in which the applicable Loan is denominated would be offered by five (5) first class banks in the London interbank market to the entity which is the Administrative Agent (or the Administrative Agent's Correspondent) approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent (1/16%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =          LIBOR
                       ------------------------
                       1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means any loan made to the Borrower pursuant to Section 2.1, whether denominated in Dollars or in an Alternative Currency.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Guaranty Agreement, the Pledge and Security Agreement, any Application, any Hedging Agreement executed by the Borrower with any Lender or any Affiliate of any Lender, and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or supplemented from time to time.

         "Management Agreement" means any agreement pursuant to which property management, asset management, partnership management and/or related services are provided to real estate owners, or any other agreement providing for service fees to be payable to the Borrower or any Subsidiary thereof, including all of such agreements hereafter acquired or entered into by any such Person, and any renewals, extensions, amendments or modifications thereto.

         "Material Adverse Effect" means, with respect to the Borrower and its Restricted Subsidiaries, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons on a Consolidated basis taken as a whole or the ability of any such Person to perform the payment or other material obligations under the Loan Documents to which it is a party or which would materially impair the validity or enforceability of any of the Loan Documents against any Person party thereto, other than the Agents or any of the Lenders or their Affiliates.

         "Material Contract" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Restricted Subsidiaries involving monetary liability of any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Maturity Date" shall have the meaning given thereto in Section 2.6.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "National Currency Unit" means the unit of currency (other than a euro unit) of a Participating Member State.

         "Net Cash Proceeds" means, with respect to any offering of capital stock, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less investment banking fees, legal fees, accountant fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by the Borrower or any of its Subsidiaries in connection with such offering.

         "Net Income" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such period determined in accordance with GAAP.

         "Notes" means the separate promissory notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 2.2(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and Reimbursement Obligations, (b) all payment and other obligations owing by the Borrower to any Lender, an Affiliate of any Lender, or any Agent under any Hedging Agreement and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to any Lender or any Agent under this Agreement, any Note or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "Participating Member State" means a state which adopts a single currency in accordance with the Treaty on European Union.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current ERISA Affiliates.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Permitted Currency" means Dollars or any Alternative Currency, or each such currency, as the context requires.

         "Pledge and Security Agreement" means the collective reference to the Pledge and Security Agreement of even date executed by the Borrower and certain Subsidiaries thereof in favor of the Administrative Agent for the ratable benefit of the Agents and the Lenders substantially in the form of Exhibit I, and each Pledge and Security Agreement delivered after the Closing Date pursuant to Section 8.12, as each such Agreement may be amended or supplemented, with the consent of the Lenders.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Register" shall have the meaning assigned thereto in Section 13.8(d).

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Required Lenders" means, at any date, any combination of holders of greater than sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, exclusive of Notes held by Defaulting Lenders, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate greater than sixty-six and two-thirds percent (66-2/3%), if the Commitment of each Defaulting Lender were excluded from the Aggregate Commitment.

         "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.

         "Solvent" means, as to the Borrower and its Restricted Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and (b) is not "Insolvent" as defined under the United States Bankruptcy Code or any applicable State insolvency law.

         "Subordinated Debt" means the collective reference to all Debt of the Borrower and any Restricted Subsidiary which (a) has a scheduled maturity date more than one year after the Maturity Date, (b) is not subject to any scheduled amortization or mandatory redemption feature of any kind (other than a mandatory redemption upon the occurrence of an event which constitutes an Event of Default hereunder), and (c) is subordinated with respect to payment, remedies and covenants to the Obligations and (with respect to Debt which is incurred by the Borrower and its Restricted Subsidiaries after the date hereof) otherwise subordinated thereto to the reasonable satisfaction of the Agents and Required Lenders.

         "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at such time, capital stock or other ownership interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "Subsidiary Guarantor" means each Restricted Subsidiary party to a Guaranty Agreement.

         "Syndication Agent" means Lehman in its capacity as Syndication Agent.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Date" means the date on which the Credit Facility terminates pursuant to Section 2.6.

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA for which notice has not been waived which results in a Material Adverse Effect, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA which results in a Material Adverse Effect, or (c) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC which results in a Material Adverse Effect, or (d) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (e) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA which results in a Material Adverse Effect, or (f) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA which results in a Material Adverse Effect, or (g) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA which results in a Material Adverse Effect.

         "Third Stage of EMU" means the third stage of Economic and Monetary Union as contemplated by the Treaty on European Union (at the date of this Agreement expected to be January 1, 1999).

         "Total Capitalization" means, at any date of determination, without duplication, the sum of Total Debt (determined with respect to the Borrower and its Restricted Subsidiaries) plus Consolidated Net Worth, each as of such date.

         "Total Debt" means, at any date of determination, the aggregate amount of Debt of the Borrower and its Restricted Subsidiaries determined on a Consolidated basis.

         "Treaty on European Union" means the treaty establishing the European Community signed in Rome on March 25, 1957, as amended from time to time.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended, restated or otherwise modified.

         "Uncontrolled Co-Investment Entity" means any Co-Investment Entity which is not a Controlled Co-Investment Entity.

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         "United States" means the United States of America.

         "Unrestricted Subsidiary" means any Subsidiary of the Borrower and of any other Subsidiary whose Debt and Contingent Obligations are non-recourse to the Borrower and its other Restricted Subsidiaries and which has been designated, in writing, by the Borrower as such (without such designation having been rescinded by the Borrower). As of the Closing Date, the Unrestricted Subsidiaries are those set forth as such on Schedule 6.1(a).

         SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                                 CREDIT FACILITY

         SECTION 2.1 Loans and Maximum Availability. Subject to the terms and conditions of this Agreement, each Lender severally commits to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the Dollar Amount of the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested and funded and the use of the proceeds thereof) shall not exceed the Aggregate Commitment less the sum of all outstanding L/C Obligations, (b) the Dollar Amount of the aggregate principal amount of all outstanding Alternative Currency Loans (after giving effect to any amount requested and funded and the use of the proceeds thereof) shall not exceed the Alternative Currency Commitment, and (c) the Dollar Amount of the aggregate principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment less an amount equal to such Lender's Commitment Percentage of the outstanding L/C Obligations. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Loans to be made in an Alternative Currency shall be funded in an amount equal to the Alternative Currency Amount of such Loan. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

         SECTION 2.2 Procedure for Advances of Loans.

         (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 12:00 Noon (Charlotte time) (i) on the same Business Day as each Base Rate Loan, and (ii) at least three (3) Business Days before each LIBOR Rate Loan denominated in Dollars and not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) at least four (4) Business Days before each LIBOR Rate Loan denominated in an Alternative Currency, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) whether the Loan shall be denominated in Dollars or an Alternative Currency, (C) if denominated in Dollars, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (D) the amount of such borrowing, which shall not exceed an amount equal to the amount of the Aggregate

Commitment or Alternative Currency Commitment, as applicable, then available to the Borrower, and shall be, (x) with respect to Base Rate Loans in an aggregate principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans denominated in Dollars, in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to LIBOR Rate Loans denominated in an Alternative Currency, in an aggregate principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 12:00 Noon (Charlotte time) (or 11:00 a.m. (the time of the Administrative Agent's Correspondent) with respect to Alternative Currency Loans) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Loans Denominated in Dollars. Not later than 3:00 p.m. (Charlotte time) on the proposed borrowing date for any Loan denominated in Dollars, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in Dollars in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the requested Loan to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit E hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Administrative Agent from time to time. Subject to
Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the amounts to be funded by a Lender pursuant to this Section 2.2 to the extent that such Lender has not made such amounts available to the Administrative Agent.

         (c) Disbursement of Alternative Currency Loans. Not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) on or before the proposed borrowing date for any Alternative Currency Loan, each Lender will make available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent's Correspondent, in the requested Alternative Currency and in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Alternative Currency Amount of such requested borrowing. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

         SECTION 2.3 Repayment of Loans.

         (a) Repayment on Termination Date. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

         (b) Mandatory Repayment of Excess Loans; Maximum Availability.

                  (i) Aggregate Commitment. If at any time (as determined by the Administrative Agent under Section 2.3(b)(iv)), and for any reason, the aggregate principal Dollar Amount of all outstanding Loans exceeds the Aggregate Commitment less all outstanding L/C Obligations, the Borrower shall (A) first, if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Base Rate Loans by the Dollar Amount of such excess (and/or reduce any pending request for a Base Rate Loan on such day by the Dollar Amount of such excess) and (B) second, if (and to the extent) necessary to eliminate such excess, immediately repay LIBOR Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) by the Dollar Amount of any remaining excess.

                  (ii) Excess Alternative Currency Loans. If at any time (as determined by the Administrative Agent under Section 2.3(b)(iv)) and for any reason the Dollar Amount of the aggregate outstanding principal amount of all outstanding Alternative Currency Loans exceeds the Alternative Currency Commitment, such excess shall be immediately repaid, in the currency in which such Alternative Currency Loan or Alternative Currency Loans were initially funded, by the Borrower to the Administrative Agent for the account of the Lenders; provided that the Borrower shall not be required to repay such excess if and to the extent the excess is due solely to currency fluctuations and does not exceed 5% of the Alternative Currency Commitment.

                  (iii) Excess L/C Obligations. If at any time and for any reason the aggregate principal amount of the L/C Obligations exceeds the L/C Commitment, then the Borrower shall deposit an amount equal to such excess in accordance with Section 11.2(b).

                  (iv) Compliance and Payments. The Borrower's compliance with this Section 2.3(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event on each day an interest payment is due under Section 4.1(e). Each such repayment pursuant to this Section 2.3(b) shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least four (4) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans denominated in an Alternative Currency, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans denominated in Dollars and one (1) Business Day's irrevocable notice with respect to Base Rate Loans, in the form attached hereto Exhibit D (a "Notice of Repayment"), specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans denominated in an Alternative Currency, LIBOR Rate Loans denominated in Dollars, Base Rate

Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $2,500,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans; provided, that with respect to Alternative Currency Loans, partial repayments shall be in an Alternative Currency Amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof.

         (d) Limitation on Repayment of LIBOR Rate Loans. Any repayment of any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto shall be subject to the payment of amounts required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.4 Notes. Each Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.5 Permanent Reduction of the Aggregate Commitment.

         (a) The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days' prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium, the Aggregate Commitment in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. To the extent that the Aggregate Commitment is reduced to an amount below the Alternative Currency Commitment, there shall be a corresponding permanent reduction of the Alternative Currency Commitment, to the amount of the Aggregate Commitment as so reduced.

         (b) Each permanent reduction permitted or required pursuant to this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders to an amount not in excess of the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the excess of the aggregate then undrawn and unexpired amount of such Letters of Credit over the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Commitments and Credit Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.6 Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) the third anniversary of the Closing Date (the "Maturity Date"), (b) the date of termination by the Borrower pursuant to
Section 2.5(a) and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a).

         SECTION 2.7 Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital and other general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

         SECTION 2.8 Increase in Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, at any time prior to the Termination Date, the Borrower shall have the right from time to time upon not less than thirty (30) days prior written notice to the Administrative Agent to increase the Aggregate Commitment; provided, that in no event shall the Aggregate Commitment be increased to an amount greater than $200,000,000; provided, further, that:

                  (a) Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Borrower, the Administrative Agent and those Lender(s) whose Commitment(s) is or are being increased (but without any requirement that the consent of the Required Lenders be obtained) to reflect the revised Commitment amounts of each of the Lenders, (ii) the Administrative Agent will deliver an updated Schedule 1.1(a) to the Borrower, the Issuing Lender and each of the Lenders reflecting the revised Commitment amount and Commitment Percentage of each of the Lenders, (iii) the outstanding Loans and Commitment Percentages of L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a prepayment) and (iv) the Borrower will deliver new Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment amount of such Lender(s); and

                  (b) Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender under the Agreement shall be accomplished as follows: (i) such new Lender shall be an Eligible Assignee and shall be subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by the Borrower, the Administrative Agent and by the party becoming an additional Lender hereunder (but without any requirement that the consent of the Required Lenders be obtained) to reflect the addition of such party as a Lender hereunder, (iii) the Administrative Agent will deliver an updated Schedule 1.1(a) to the Borrower, the Issuing Lender and each of the Lenders reflecting the revised Commitment amounts and Commitment Percentages of each of the Lenders, (iv) the outstanding Loans and Commitment Percentages of L/C Obligations will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a prepayment) and
         (v) the Borrower will deliver a Note to such party.


                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the lesser of (i) the L/C Commitment or (ii) the Aggregate Commitment less the sum of the Dollar Amount of the aggregate principal amount of all other Extensions of Credit or
(b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise, (iii) expire no later than one (1) year from the date of issuance thereof; provided, that in no case shall such expiration date be later than five (5) Business Days prior to the Termination Date, and (iv) be subject to the laws of the State of North Carolina and, to the extent not inconsistent therewith, the Uniform Customs. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly but no later than five (5) Business Days from the date of its receipt of the Application therefor, issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's L/C Participation therein, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3 Commissions and Other Charges.

         (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin for LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each quarter and on the Termination Date.

         (b) In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee in an amount equal to the face amount of each Letter of Credit multiplied by 0.125%. Such issuance fee shall be payable on the date of issuance thereof and on the date of each renewal, if any, thereof.

         (c) In addition to the foregoing commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit; provided, that from time to time, as requested by the Borrower, the Administrative Agent will provide the Borrower with information pertaining to the amount of such costs and expenses.

         (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         SECTION 3.4 L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, including, without limitation, from the proceeds of a Base Rate Loan pursuant to Section 3.5, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, interest on such amount at a rate equal to the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4(b) shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it. With respect to any distribution by the Issuing Lender of any payment described in this Section 3.4(c), if the Issuing Lender receives such payment prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be distributed to such L/C Participant on that Business Day, and if received after 1:00 p.m. (Charlotte time) on any Business Day, such distribution will be made on the following Business Day.

         SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article V have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Notwithstanding the foregoing, nothing in this Section
3.5 shall obligate the Lenders to make such Base Rate Loans if the making of such Base Rate Loans would violate the automatic stay under federal bankruptcy laws, and no Lender shall be required to fund more than its Commitment Percentage of any draw under any Letter of Credit.

         SECTION 3.6 Obligations Absolute. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender and the L/C Participants shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except, in respect of the Issuing Lender, for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC and, to the extent not inconsistent therewith, the Uniform Customs shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply. Not in limitation of the foregoing, any provision contained in any Application or other certificate, document or other paper provided by the Borrower in connection with an Application (collectively, the "Application Documents") which purports to convey to the Issuing Bank or any of its affiliates a Lien as security for any obligations of the Borrower in connection therewith shall be void and of no force and effect. Further, notwithstanding any provision of an Application Document specifying events of default, an event of default shall be deemed to have occurred under an Application Document only upon the occurrence of an Event of Default. Accordingly, any provision contained in any of the Application Documents providing for or specifying events of default shall be of no force and effect.

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1 Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrower, (i) the aggregate principal balance of the Loans or any portion thereof, denominated in Dollars, shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin and (ii) the Loans or any portion thereof denominated in an Alternative Currency, shall bear interest at the LIBOR Rate plus the Applicable Margin; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date (or four (4) Business Days after the Closing Date with respect to each Loan denominated in an Alternative Currency). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to
Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan denominated in Dollars.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six
(6) months; provided that:

                  (i) each Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall be permitted to extend beyond the Termination Date; and

                  (v) there shall be no more than ten (10) Interest Periods outstanding at any time, up to five (5) of which may be with respect to Alternative Currency Loans.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall be determined by reference to the Leverage Ratio in accordance with the following chart:

                                                Applicable Margin Per Annum
Level       Leverage Ratio                      LIBOR +          Base Rate +
-----       --------------                      -------          -----------
   I        Greater than 2.25 to 1.00           2.00%                  .75%

  II        Equal to or less than               1.75%                  .50%
            2.25 to 1.00 but greater
            than 1.50 to 1.00

 III        Equal to or less than               1.50%                  .25%
            1.50 to 1.00

The Applicable Margin on the Closing Date shall be 1.50% with respect to LIBOR Rate Loans and 0.25% with respect to Base Rate Loans.

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day (the "Adjustment Date") after receipt by the Administrative Agent of financial statements for the Borrower and its Subsidiaries delivered under Section 7.1(a) or (b), as applicable, and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio as of the most recent fiscal quarter end. The Administrative Agent agrees to give the Borrower and the Lenders notice of any adjustment in the Applicable Margin within two (2) Business Days of such adjustment; provided, that the Administrative Agent's failure to give such notice shall not result in any liability to the Administrative Agent or in any way affect the validity of any such adjustment. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 7.1(a) and 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate unless at such time the outstanding principal balance of any Loans are bearing interest at the "default rate" set forth in Section 4.1(d) below, in which case the Applicable Margin shall not be increased pursuant to this sentence.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) all outstanding LIBOR Rate Loans shall upon the request of the Required Lenders bear interest at a rate per annum two percent (2%) plus the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) plus the rate then applicable to Base Rate Loans, and (ii) all outstanding Base Rate Loans shall, upon the request of the Required Lenders, bear interest at a rate per annum equal to two percent (2%) plus the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each fiscal quarter and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, provided that, in the case of an Interest Period in excess of three (3) months, accrued interest shall also be paid on the day which is three (3) months after the commencement of such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; provided that interest on Base Rate Loans and Alternative Currency Loans denominated in Pounds Sterling shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default (other than a Default arising from any of the events specified in Section 11.1(e), (f) and (n) hereof) or Event of Default has occurred and is then continuing, and the Required Lenders have not otherwise so notified the Borrower, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,500,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans denominated in Dollars or (b) subject to Section 4.9, convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (c) upon the expiration of any Interest Period, continue any LIBOR Rate Loan denominated in any Permitted Currency in a principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (or with respect to LIBOR Rate Loans denominated in an Alternative Currency, the Alternative Currency Amount in each case thereof) as a LIBOR Rate Loan in the same Permitted Currency. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in substantially the form attached as Exhibit C (a "Notice of Conversion/Continuation") not later than 12:00 noon (Charlotte time) four (4) Business Days (with respect to any Loan denominated in an Alternative Currency) and three (3) Business Days (with respect to any Loan denominated in Dollars) before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, the Permitted Currency in which such Loan is denominated and, in the case of any LIBOR Rate Loan to result from any such continuation or conversion, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to the LIBOR Rate Loan resulting from such continuation or conversion. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3 Fees.

         (a) Commitment Fee. Commencing on the Closing Date and continuing through but excluding the Termination Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to the rate set forth below (the "Commitment Fee Rate") on the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter commencing on December 31, 1998, and on the Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         The Commitment Fee Rate provided for above shall equal the percentage set forth below corresponding to the Level at which the Applicable Margin is determined in accordance with Section 4.1(c). Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Commitment Fee Rate.

               Level                             Commitment Fee Rate
               -----                             -------------------
                  I                                    0.500%

                 II                                    0.375%

                III                                    0.375%

         (b) Other Fees. In order to compensate First Union and Lehman for structuring and syndicating the Credit Facility and for their obligations hereunder, the Borrower agrees to pay to First Union and Lehman, for their respective accounts, the fees set forth in the separate fee letter agreement executed by the Borrower and First Union and Lehman dated September 1, 1998.

         SECTION 4.4 Manner of Payment.

         (a) Loans Denominated in Dollars. Each payment (including repayments described in Article II) by the Borrower on account of the principal of or interest on the Loans denominated in Dollars or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note (except as set forth in Section 4.4(b)) shall be made in Dollars not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

         (b) Alternative Currency Loans. Each payment (including repayments described in Article II) by the Borrower on account of the principal of or interest on the Loans denominated in any Alternative Currency shall be made in such Alternative Currency not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) on the date specified for payment under this Agreement to the Administrative Agent's account with the Administrative Agent's Correspondent for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (other than as set forth below) in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 12:00 noon (the time of the Administrative Agent's Correspondent) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 12:00 noon (the time of the Administrative Agent's Correspondent) shall be deemed to have been made on the next succeeding Business Day for all purposes.

         (c) Pro Rata Treatment. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. With respect to each distribution to be made by the Administrative Agent under this Section 4.4(c), each payment which is received by the Administrative Agent prior to 1:00 p.m. (Charlotte time) on any Business Day shall be distributed on the same Business Day, and any payment received after 1:00 p.m. (Charlotte time) on any Business Day shall be distributed on the following Business Day. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.11, 4.12, 4.13 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to
Section 4.1(b)(ii) if any payment under this Agreement, any Note or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (if Hedging Agreement is permitted or required hereunder) (pro rata in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligations and then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

         SECTION 4.6 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect of the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing time that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to (a) with respect to a Loan denominated in Dollars, the amount of such Lender's Commitment Percentage of such borrowing and interest thereon at a rate equal to the daily average Federal Funds Rate during such period as determined by the Administrative Agent and (b) with respect to a loan denominated in an Alternative Currency the amount not made available by such Lender in accordance with the terms hereof and interest thereon at a rate per annum equal to the Administrative Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender (herein, a "Defaulting Lender") to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the applicable borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the applicable borrowing date.

         SECTION 4.8 Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate and Alternative Currency Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that (i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or an Alternative Currency in the applicable amounts are not being quoted via Dow Jones Markets screen 3750 or offered to the Administrative Agent or such Lender for such Interest Period,
(ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Administrative Agent or such Lender to make such Loan in an Alternative Currency, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or Alternative Currency Loan, as applicable, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Alternative Currency Loan, as applicable, or convert the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate and Alternative Currency Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of its respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Alternative Currency Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of such Lender to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrower to convert any Loan made by such Lender or continue any Loan made by such Lender as a LIBOR Rate Loan or Alternative Currency Loan, as applicable, shall be suspended, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan or Alternative Currency Loans, as applicable, to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan or Alternative Currency Loans, as applicable, the applicable LIBOR Rate

Loan or Alternative Currency Loans, as applicable, shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, or in respect of any Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or Alternative Currency Loan as applicable, or issuing or participating in Letters of Credit, or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Alternative Currency Loan, as applicable, or Letter of Credit or Application, then such Lender shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction; provided that if any Lender claiming compensation under this Section 4.8(c) fails to give such notice within ninety (90) days after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 4.8(c) for costs incurred from and after the date ninety (90) days prior to the date that such Lender does give such notice. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c), provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans or Alternative Currency Loans, as applicable in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The obligations of the Borrower under this
Section 4.8(c) shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.9 Indemnity. The Borrower hereby indemnifies each Lender against any loss or expense (including without limitation any foreign exchange costs) which may arise or be attributable to such Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The obligations of the Borrower under this Section 4.9 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request made from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which such Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. Any Lender claiming compensation under this Section 4.10 shall notify the Borrower of any event entitling such Lender to such compensation as promptly as practicable, but in any event within ninety (90) days after such Lender obtains actual knowledge thereof; provided that if such Lender fails to give such notice within ninety (90) days after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 4.10 for costs incurred from and after the date ninety (90) days prior to the date that such Lender does give such notice. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall, in the absence of manifest error, be presumed to be correct and binding for all purposes. The obligations of the Borrower under this Section 4.10 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.11 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Notes or in respect of the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower and Guarantors, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower and Guarantors, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and Guarantors, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and Guarantors and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 4.12 Mandatory Redenomination of Alternative Currency Loans.

         (a) If any LIBOR Rate Loan is required to be converted to a Base Rate Loan pursuant to Section 4.1(d), Section 4.8 or any other applicable provision hereof, such Loan shall be funded in Dollars in an amount equal to the Dollar Amount of such Loan, all subject to the provisions of Section 2.3(c). The Borrower shall reimburse the Lenders upon any such conversion for any amounts required to be paid under Section 4.9 hereof.

         (b) If, as result of the implementation of the European economic and monetary union ("EMU"), (i) any Alternative Currency ceases to be lawful currency of the nation issuing such currency and is replaced by the euro or (ii) any Alternative Currency and the euro are at the same time recognized by any governmental authority of the nation issuing such Alternative Currency as lawful currency of such nation, then any amount payable hereunder by the Borrower in such Alternative Currency shall instead be payable in the euro and the amount so payable shall be determined by translating the amount so payable in such other Alternative Currency to the euro at the exchange rate recognized by the European central bank (or such other governmental or regulatory authority designated by the EMU for establishing such exchange rate) for the purpose of implementing the EMU. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Alternative Currency will, except as otherwise provided herein, continue to be payable only in that Alternative Currency.

         (c) The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Administrative Agent (acting reasonably and in consultation with the Borrower) to reflect such implementation of the euro and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been if such implementation had not occurred. Except as provided in the foregoing provisions of this Section 4.12, no such implementation nor any economic consequences resulting therefrom shall give rise to any right to terminate, contest, cancel, modify or renegotiate the provisions of this Agreement.

         SECTION 4.13 Regulatory Limitation. In the event, as a result of increases in the value of Alternative Currencies against the Dollar, the obligation of any of the Lenders to make Loans (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. ss.84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. ss.84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of additional Extensions of Credit such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Lender may legally advance (as determined by such Lender), subject to reinstatement to the extent that such maximum amount may thereafter increase from time to time.

         SECTION 4.14 Claims for Increased Costs and Taxes. In the event that any Lender shall decline to make LIBOR Rate Loans or Alternative Currency Loans pursuant to Section 4.8(a) or (b) hereof or shall have notified the Borrower that it is entitled to claim compensation pursuant to Section 4.8(c), 4.10 or
4.11 hereof or is unable to complete the form required or is subject to withholding as provided in Section 4.11 hereof (each such Lender being an "Affected Lender"), the Borrower at its own cost and expense may designate a replacement bank (a "Replacement Lender") to assume the Commitment and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Note and L/C Obligations of such Affected Lender and such Affected Lender's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Lender, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of all Extensions of Credit of such Affected Lender plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including, without limitation, any amount which would be payable to such Affected Lender pursuant to Sections 4.8(c), 4.9, 4.10 and 4.11 and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitments). In the event any Lender receives a refund or credit with respect to withholding taxes paid by the Borrower, such Lender shall promptly repay such amounts to the Borrower.

         SECTION 4.15 Rounding of Amounts in Certain Situations. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation, each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit or the euro to be paid to or by the Administrative Agent or the Lenders shall be replaced by a reference to such reasonably compatible and convenient amount (or an integral multiple thereof) in such National Currency Unit or the euro as the Administrative Agent or the Lenders may from time to time specify.

         SECTION 4.16 Security. The Obligations of the Borrower shall be guaranteed as provided in the Guaranty Agreement and secured as provided in the Pledge and Security Agreement.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m. on October 22, 1998, or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2 Conditions to Closing, Initial Loan and Letter of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

                  (a) Executed Loan Documents. This Agreement, the Notes, the Guaranty Agreement, the Pledge and Security Agreement and a completed Application with respect to each Letter of Credit to be issued on the Closing Date shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist.

                  (b) Closing Certificates; etc.

                           (i) Officer's Certificate of the Borrower. The
                  Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                           (ii) Certificate of Secretary of the Borrower and
                  each Subsidiary Guarantor. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each Subsidiary Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower or such Subsidiary Guarantor and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower or such Subsidiary Guarantor as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of the Borrower or such Subsidiary Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

                           (iii) Certificates of Good Standing. The
                  Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower and each Subsidiary Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where the Borrower or such Subsidiary Guarantor is qualified to do business.

                           (iv) Opinions of Counsel. The Administrative Agent
                  shall have received favorable opinions of counsel to the Borrower and the Subsidiary Guarantors addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Subsidiary Guarantors, the Loan Documents and such other matters as the Lenders shall reasonably request.

                           (v) Tax Forms. The Administrative Agent shall have
                  received on behalf of the Borrower the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

                  (c) Collateral.

                           (i) Filings and Recordings. All filings and
                  recordations that are necessary to perfect the security interests of the Administrative Agent for the benefit of the Lenders in the collateral described in the Pledge and Security Agreement shall have been received by the Administrative Agent and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.

                           (ii) Pledged Collateral. The Administrative Agent
                  shall have received original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof.

                  (d) Financial Matters.

                           (i) Financial Statements. The Administrative Agent
                  shall have received recent annual and interim financial statements and other financial information with respect to the Borrower and its Subsidiaries prepared in accordance with GAAP. Without limitation of the foregoing, the Administrative Agent and each Lender shall have received the audited Consolidated financial statements for the Borrower and its Subsidiaries as of the end of and for the fiscal year ended December 31, 1997 and the unaudited quarterly financial statements for the Borrower and its Subsidiaries as of the end of and for the quarter and six-month period ended June 30, 1998, as filed on Form 10Q.

                           (ii) Financial Condition Certificate. The Borrower
                  shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are Solvent, (B) the material payables of the Borrower and each Subsidiary Guarantor are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the Closing Date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof, and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrower and senior management thereof as to the projected results contained therein.

                           (iii) Payment at Closing. The Borrower shall have
                  paid the fees set forth or referenced in Section 4.3 and, to the extent that the Borrower has been notified of the amount thereof at least two (2) Business Days prior to the Closing Date, any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                  (e) Miscellaneous.

                           (i) Notice of Borrowing. The Administrative Agent
                  shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of Loans made on and after the Closing Date are to be disbursed.

                           (ii) Payment of IFG Debt. (A) All indebtedness and
                  obligations of IFG arising under that certain Amended and Restated Credit Agreement dated as of March 19, 1997 between IFG, the Lenders party thereto (the "IFG Lenders"), First Union as Administrative Agent and Lehman as Syndication Agent (collectively, the "IFG Credit Agreement Agents") (as amended, the "IFG Credit Agreement") shall have been paid and satisfied in full, (B) the Borrower and its Subsidiaries, and their respective assets and properties, shall have been released from all guarantees, liens, pledges and other security arrangements in favor of the IFG Lenders and the IFG Credit Agreement Agents, and (C) the Borrower shall have provided the Agents with evidence reasonably satisfactory to the Agents and the Lenders reflecting the termination of such security arrangements.

         SECTION 5.3 Conditions to All Loans and Letters of Credit. The obligation of the Lenders to make any Loan or of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

                  (a) Continuation of Representations and Warranties. The representations and warranties of the Borrower and its Subsidiaries contained in Article VI and in the other Loan Documents shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letter of Credit to be issued on such date.

                  (c) Notice of Borrowing. The Administrative Agent shall have received the Notice of Borrowing with respect to any Loan.

                  (d) Application. The Issuing Lender shall have received an Application with respect to any Letter of Credit.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement, the Lenders to make Loans and the Issuing Lender to issue Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

                  (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized are described on Schedule 6.1(a).

                  (b) Ownership. Each Restricted Subsidiary and each Unrestricted Subsidiary as of the Closing Date is listed on Schedule 6.1(a). All outstanding shares or other equity interests have been duly authorized and validly issued and, with respect to capital stock, are fully paid and nonassessable. The holders of the capital stock or other equity interests of the Subsidiaries of the Borrower as of the Closing Date, are and the amount of capital stock or other equity interest owned by each as of the Closing Date is described on Schedule 6.1(a). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other equity interests of the Borrower or its Subsidiaries, except as described on Schedule 6.1(a).

                  (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder and the transactions contemplated hereby and thereby, in each case in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

                  (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval which has not been obtained or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any material Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents and those otherwise permitted hereunder.

                  (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except for such Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except any nonpayment permitted under Section 8.5. No Governmental Authority has asserted any Lien or other material claim against the Borrower or any Subsidiary with respect to unpaid taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years, the result of which could reasonably be expected to have a Material Adverse Effect.

                  (g) Intellectual Property Matters. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and rights with respect to the foregoing which are required to conduct its business, except where the failure to so own or possess such rights could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the best of its knowledge, neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, the result of which could reasonably be expected to have a Material Adverse Effect.

                  (h) Environmental Matters.

                             (i) To the Borrower's Actual Knowledge, the
                  properties owned or managed by the Borrower and its Subsidiaries do not contain, and to their Actual Knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect;

                           (ii) To the Borrower's Actual Knowledge, such
                  properties and all operations of the Borrower and its Subsidiaries are conducted in compliance in all respects, and have been in compliance in all respects, with all applicable Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect, and the Borrower and its Subsidiaries have not caused contamination at, under or about such properties or such operations which could reasonably be expected to have a Material Adverse Effect;

                           (iii) Neither the Borrower nor any Subsidiary (a) has
                  received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or their operations, or
                  (b) have Actual Knowledge that any such notice will be received or is being overtly threatened, in each case which could reasonably be expected to have a Material Adverse Effect;

                           (iv) To the Borrower's Actual Knowledge, the Borrower
                  and its Subsidiaries have not caused Hazardous Materials to be transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which gives rise to liability under, Environmental Laws, which violation or liability could reasonably be expected to have a Material Adverse Effect, nor to the Borrower's Actual Knowledge have the Borrower and its Subsidiaries caused any Hazardous Materials to be generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

                           (v) No judicial proceedings or governmental or
                  administrative action is pending, or, to the Actual Knowledge of the Borrower, overtly threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to such properties or operations of the Borrower and its Subsidiaries conducted thereon, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations which in each case could reasonably be expected to have a Material Adverse Effect; and

                           (vi) To its Actual Knowledge, neither the Borrower
                  nor its Subsidiaries have caused any release, or to the Borrower's Actual Knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that gives rise to liability under Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect.

                  (i) ERISA.

                           (i) Neither the Borrower nor any ERISA Affiliate
                  maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

                           (ii) the Borrower and each ERISA Affiliate is in
                  material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                           (iii) No Pension Plan of the Borrower has been
                  terminated, and to the knowledge of the Borrower no Pension Plan of any ERISA Affiliate has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code,
                  Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, in each case which could reasonably be expected to result in a Material Adverse Effect;

                           (iv) Neither the Borrower nor any ERISA Affiliate
                  has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                           (v) No Termination Event has occurred or, to the
                  knowledge of the Borrower, is reasonably expected to occur;
                  and

                           (vi) No proceeding, claim, lawsuit and/or
                  investigation (other than routine claims for benefits in the ordinary course) is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate or (B) Pension Plan.

                  (j) Margin Stock. No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

                  (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect on the Closing Date in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l) or any other Schedule hereto.

                  (m) Employee Relations. Each of the Borrower and its Subsidiaries has an adequate work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending or threatened strikes, work stoppage or similar collective labor actions involving its employees or those of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

                  (n) Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present in all material respects the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

                  (o) No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole (it being understood that the spin-off of the Borrower from IFG does not constitute such a material adverse change), and no event (other than such spin-off) has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

                  (p) Solvency. As of the Closing Date and after giving effect to each Extension of Credit hereunder, the Borrower and each of its Subsidiaries is and will be Solvent.

                  (q) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries referred to in Section 6.1(n), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

                  (r) Liens. None of the properties and assets of the Borrower or any Subsidiary is subject to any Lien, except Liens permitted pursuant to Section 10.3.

                  (s) Debt and Contingent Obligations. Schedule 6.1(s) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000. The Borrower and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto.

                  (t) Litigation. Except for matters existing as of the Closing Date and set forth either in the public filings of the Borrower with the Securities and Exchange Commission made prior to the Closing Date or on Schedule 6.1(t), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                  (u) Absence of Defaults. No event has occurred or is continuing which (i) constitutes a Default or an Event of Default, or
         (ii) constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound, which could reasonably be expected to have a Material Adverse Effect or which would require the Borrower or any of its Subsidiaries to make any payment thereunder in excess of $1,000,000 prior to the scheduled maturity date therefor.

                  (v) Accuracy and Completeness of Information. The factual statements contained in the financial statements referred to in Sections 7.1(a) and (b) and the Loan Documents (including the schedules thereto), and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, did not as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein; provided that, with respect to factual statements made by Persons other than the Borrower or any of its Subsidiaries, such representation and warranty is made only to the knowledge of the Borrower.

                  (w) Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (iii) to date, used its best efforts to implement such plan in accordance with such timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                  The Borrower has and will continue to use its best efforts to determine whether the material suppliers, vendors and customers of the Borrower and its Subsidiaries will prevent the Borrower or any of its Subsidiaries from being year 2000 compliant, and the Borrower is not aware that any material supplier, vendor or customer will prevent the Borrower or any of its Subsidiaries from being year 2000 compliant in a manner which would reasonably be expected to have a Material Adverse Effect.

         Nothing in this Section 6.1(w) shall obligate the Borrower or any Subsidiary thereof to ensure that computer based systems of its suppliers, vendors or customers are able to operate and effectively process data which includes dates on and after January 1, 2000.

         SECTION 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties of the Borrower and its Subsidiaries contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.9 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1 Financial Statements and Projections.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding date and periods in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet filed by the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

         (c) Annual Business Plan and Financial Models. As soon as practicable and in any event not later than March 30 of each Fiscal Year, a budget of the Borrower and its Subsidiaries for such Fiscal Year, such plan to be prepared in a form and on a basis similar to the plan(s) previously furnished to the Lenders and to include, on a quarterly basis, the following: an operating and capital budget, an income statement, a statement of cash flows and a balance sheet, accompanied by a certificate from the chief financial officer of the Borrower, on behalf of the Borrower, to the effect that, to the best of such officer's knowledge, such information is a good faith estimate of the financial condition and operations of the Borrower and its Subsidiaries for such period.

         SECTION 7.2 Officer's Compliance Certificate. At each time reports are delivered pursuant to Sections 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of Exhibit G attached hereto (an "Officer's Compliance Certificate"), which shall include a schedule of all earn-out obligations.

         SECTION 7.3 Other Reports.

         (a) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by the Borrower or any of its Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrower or any of its Subsidiaries, and (ii) each report made by the Borrower or any of its Subsidiaries to the SEC on Form 8-K and each final registration statement of the Borrower or any of its Subsidiaries filed with the SEC (excluding any registration statement on Form S-8 or its equivalent); and

         (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

         SECTION 7.4 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

                  (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary or any of their respective properties, assets or businesses which if determined adversely to the Borrower or such Subsidiary, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                  (b) any notice of any violation received by the Borrower or any Subsidiary from any Governmental Authority (including, without limitation, any notice of violation of Environmental Laws) which in any such case could reasonably be expected to have a Material Adverse Effect;

                  (c) any labor controversy that has resulted in, or threatens to result in, a strike against the Borrower or any Subsidiary;

                  (d) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

                  (e) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

                  (f) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect or any event which could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.9, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate existence as a corporation, partnership or other applicable form of business entity and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation, partnership or other such entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks and service marks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; except in each case where the failure to take such action could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6 Compliance With Laws and Approvals. Subject to Section 8.7, observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.7 Environmental Laws. (a) Use reasonable commercial efforts to comply with all applicable Environmental Laws and use reasonable commercial efforts to obtain, comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case where the failure to so obtain or comply with which could reasonably be expected to have a Material Adverse Effect, and (b) defend, indemnify and hold harmless the Agents and Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements authorized by the Borrower, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or its Restricted Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything in this Agreement to the contrary, the obligations of the Borrower under this Section
8.7 shall survive the payment in full of the Obligations and the termination of the Commitments.

         SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, and to the extent any of the following, individually or in the aggregate, results or could reasonably be expected to result in a Material Adverse Effect, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit

Plan in such a manner that will not incur any material tax liability under
Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and those related thereto.

         SECTION 8.11 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender (acting through the Administrative Agent), from time to time, upon reasonable prior notice, during normal business hours and, so long as no Default or Event of Default shall have occurred and be continuing, at the sole cost of the Administrative Agent or such Lender, to (a) visit and inspect its properties; (b) inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12 Subsidiaries. Concurrently with the creation or acquisition of any Subsidiary, (a) if such Subsidiary is a domestic Restricted Subsidiary (unless such Subsidiary has no material assets other than capital stock of foreign Subsidiaries, in which event such domestic Restricted Subsidiary shall be deemed not to be a domestic Subsidiary and the provisions of clause (b) below shall apply), cause it to execute and deliver to the Administrative Agent (i) a supplement to the Guaranty Agreement delivered on the Closing Date substantially in the form of Exhibit A to such Guaranty Agreement and (ii) either (A) if such Subsidiary is a Subsidiary of a Person who is a pledgor under an existing Pledge and Security Agreement, a supplement substantially in the form of Exhibit A to such Pledge and Security Agreement with respect to one hundred percent (100%) of the ownership interests of such Restricted Subsidiary and (B) if the owner of the capital stock or other ownership interests in such Restricted Subsidiary is not such a pledgor, a Pledge and Security Agreement, substantially in the form of Exhibit I, executed by such Person with respect to one hundred percent (100%) of the ownership interest in such Restricted Subsidiary, (b) if such Restricted Subsidiary is not a domestic Subsidiary but is owned by the Borrower or one or more domestic Subsidiaries, cause the owner of the capital stock or other ownership interests therein to provide to the Administrative Agent for the benefit of the Lenders a first priority, perfected security interest in 65% of the issued and outstanding capital stock of such Restricted Subsidiary which is owned by the pledgor, pursuant to documentation which is in form and substance reasonably acceptable to the Administrative Agent, (c) if such Subsidiary is an Unrestricted Subsidiary, as a condition precedent to the creation or acquisition of such Unrestricted Subsidiary, demonstrate to the Administrative Agent pro forma compliance with all applicable covenants in this Agreement after giving effect to such creation or acquisition, and (d) regardless of whether such Restricted Subsidiary is a domestic Subsidiary, cause to be delivered to the Administrative Agent such other documents as the Agents or Required Lenders shall reasonably request in connection therewith, including without limitation, officers' certificates, financial statements, opinions of counsel, resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 5.2 and such stock certificates, stock powers, UCC Financing Statements and notices as the Administrative Agent may reasonably deem necessary to perfect its Lien for the benefit of the Lenders thereon. At all times during the term of this Agreement the Borrower and its Restricted Subsidiaries shall account for at least 95% of the total revenues of the Borrower and its Consolidated Subsidiaries.

         SECTION 8.13 Year 2000 Compatibility.

         (a) Borrower Systems. Use commercially reasonable efforts to assure that the computer based systems of the Borrower and any Subsidiary thereof (other than computer related products provided to the Borrower by independent contractors or third party product vendors for direct or indirect sale or resale to customers of the Borrower or any Subsidiary thereof) which are primarily responsible for processing date related data in the normal conduct of the business of the Borrower or any Subsidiary thereof are able to operate and effectively process data which includes dates on and after January 1, 2000. At the reasonable request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Year 2000 compatibility of the Borrower or any Subsidiary thereof or plans therefor.

         (b) Product Vendor Systems. Request that all of the material third party product vendors and independent contractors of computer related products for the Borrower and its Subsidiaries which are primarily responsible for processing date related data in the ordinary use of such systems and are intended for direct or indirect sale or resale to customers of the Borrower or any Subsidiary thereof (i) certify that such systems are able to operate and effectively process data which includes dates on and after January 1, 2000 or
(ii) provide a description of such third party vendor's plans to be able to deliver the certification described in clause (i) above. At the reasonable request of the Administrative Agent, the Borrower shall provide copies of any plans delivered by third party product vendors pursuant to clause (ii) above.

Nothing in this Section 8.13 shall obligate the Borrower or any Subsidiary thereof to ensure that computer based systems of its customers are able to operate and effectively process data which includes dates on and after January 1, 2000.

         SECTION 8.14 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender through the Administrative Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.9 hereof, the Borrower will not:

         SECTION 9.1 Leverage Ratio. As of the end of any fiscal quarter, permit the ratio of (a) Total Debt as of such date to (b) EBITDA for the period of four
(4) consecutive fiscal quarters ending on such date, to exceed 3.0 to 1.0.

         SECTION 9.2 Minimum Net Worth. Permit, as of any fiscal quarter end, Consolidated Net Worth to be less than the sum of (a) $300,000,000 plus (b) fifty percent (50%) of cumulative Net Income for each quarter for which Net Income is greater than zero during the period commencing on the Closing Date and ending on such fiscal quarter end (excluding the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower) plus (c) seventy-five percent (75%) of the Net Cash Proceeds of any equity issuance by the Borrower or any of its Restricted Subsidiaries subsequent to the Closing Date.

         SECTION 9.3 Maximum Leverage. Permit, as of any fiscal quarter end, the ratio of (a) Total Debt as of such fiscal quarter end to (b) Total Capitalization as of such fiscal quarter end to exceed 0.30 to 1.00.

         SECTION 9.4 Interest Coverage Ratio. Permit, as of any fiscal quarter end, the ratio of (a) EBITDA for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to (b) Interest Expense for such period, to be less than 3.50 to 1.0.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.9 hereof, the Borrower will not and will not permit any of its Restricted Subsidiaries to:

         SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

                  (a) the Obligations;

                  (b) Debt incurred in connection with a Hedging Agreement with either (i) a counterparty and upon terms and conditions reasonably satisfactory to the Agents or (ii) a Lender;

                  (c) Subordinated Debt not to exceed an aggregate of $100,000,000 at any time outstanding;

                  (d) existing Debt set forth on Schedule 6.1(s) and the renewal and refinancing (but not the increase) thereof;

                  (e) Debt of the Borrower and its Restricted Subsidiaries incurred in connection with the acquisition of fixed or capital assets (including, without limitation, Capitalized Leases) in an aggregate amount not to exceed $5,000,000 on any date of determination;

                  (f) Debt consisting of Contingent Obligations permitted by
         Section 10.2;

                  (g) Debt of Restricted Subsidiaries to each other, Debt of the Borrower to its Restricted Subsidiaries or Debt of any Restricted Subsidiary to the Borrower;

                  (h) Debt of Subsidiaries acquired in any acquisition and any refinancings, renewals or extensions of such Debt; provided that such Debt is non-recourse to the Borrower and its Subsidiaries (other than the Subsidiaries so acquired and any Persons with which such Subsidiaries are merged);

                  (i) Debt in the form of earn-out obligations; and

                  (j) Other Debt of the Borrower and its Restricted Subsidiaries not to exceed an aggregate of $10,000,000 at any time outstanding.

         SECTION 10.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Agents and the Lenders;

                  (b) Contingent Obligations of the Borrower on account of Debt of its Restricted Subsidiaries, and Contingent Obligations of Restricted Subsidiaries on account of Debt of the Borrower and its Restricted Subsidiaries, to the extent that such Debt is permitted by
         Section 10.1;

                  (c) Contingent Obligations on account of Debt of Unrestricted Subsidiaries to the extent such Debt is permitted by Section 10.4(e);

                  (d) Contingent Obligations of Subsidiaries acquired in any acquisition; provided that such Contingent Obligations are non-recourse to the Borrower and its Subsidiaries other than the Subsidiaries so acquired and any Persons with which such Subsidiaries are merged; and

                  (e) Other Contingent Obligations of the Borrower and its Restricted Subsidiaries not to exceed an aggregate of $2,500,000 at any time outstanding.

         SECTION 10.3 Negative Pledge; Limitation on Liens. Create, incur, assume or suffer to exist any lien on or with respect to any of its assets or properties (including the management agreements and shares of capital stock and other ownership interests), real or personal, whether now owned or hereafter acquired, except:

                  (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

                  (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

                  (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

                  (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

                  (e) Liens of the Administrative Agent for the benefit of the Agents and the Lenders;

                  (f) Existing Liens described on Schedule 10.3 and the continuance or renewal of any such Liens in connection with any refinancings, renewals or extensions of the Debt secured thereby;

                  (g) Liens securing purchase money Debt incurred under Section 10.1(e) or (j); provided that such liens do not at any time encumber any property other than the property financed by such Debt;

                  (h) Liens not otherwise permitted hereunder securing Debt permitted under Section 10.1 in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;




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

                  (i) Liens on assets of Subsidiaries at the time of acquisition by the Borrower or any Restricted Subsidiary, provided that there is no recourse to the Borrower or its Restricted Subsidiaries with respect to such Liens; and

                  (j) Liens on the equity interest in any Co-Investment Entity securing obligations of such Co-Investment Entity.

         SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

                  (a) investments in Unrestricted Subsidiaries and Affiliates existing on the Closing Date and the other existing loans, advances and investments described on Schedule 10.4;

                  (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within 120 days from the date of acquisition thereof and, at the time of acquisition, having the highest or second highest rating obtainable from S&P or Moody's; (iii) commercial paper maturing within 120 days from the date of the acquisition thereof, and, at the time of acquisition, having a rating of A-1 or higher by S&P or P-1 or higher by Moody's, (iv) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated or licensed under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of A or better by a nationally recognized rating agency; (v) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; (vi) eligible bankers' acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year and in each case having a rating, or being the full recourse obligation of a Person whose senior debt rating has a rating, of A or higher by S&P or Moody's; or (vii) any money market fund organized under the laws of the United States or any State thereof;

                  (c) investments in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock or other ownership interest, assets or any combination thereof) of any other Person (or investments, including loans and deposits, in anticipation thereof), if (i) no Default or Event of Default then exists or would be created thereby, (ii) the Borrower has delivered to the Agents and


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

         the Lenders a certificate of the Chief Financial Officer or Treasurer of the Borrower (on behalf of the Borrower) demonstrating pro forma compliance with the covenants contained in Article IX after giving effect to such acquisition and (iii) any acquired Person is, in the reasonable opinion of the Borrower, in a similar or complementary line of business to that of the Borrower or any of its Restricted Subsidiaries;

                  (d) investments in or loans to Restricted Subsidiaries;

                  (e) investments in or loans to Unrestricted Subsidiaries, provided that the aggregate amount of such loans and investments, together with all Contingent Obligations of the Borrower and its Restricted Subsidiaries on account of Debt of Unrestricted Subsidiaries shall at no time exceed an amount equal to fifteen percent (15%) of the Consolidated Net Worth of the Borrower and its Subsidiaries;

                  (f) (i) loans to officers and directors of the Borrower and its Restricted Subsidiaries to finance the purchase of newly issued capital stock of the Borrower pursuant to its executive stock purchase program and (ii) other loans to executive officers and directors not to exceed (in the case of this clause (ii)) an aggregate of $5,000,000 at any time outstanding;

                  (g) investments in or loans to Controlled Co-Investment Entities; and

                  (h) investments in or loans to Uncontrolled Co-Investment Entities not to exceed an aggregate of $15,000,000 at any time outstanding.

         SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

                  (a) any Restricted Subsidiary may be merged or consolidated with or into the Borrower or any other Restricted Subsidiary, or be liquidated, wound up or dissolved;

                  (b) any Restricted Subsidiary may merge into the Person such Restricted Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c); and

                  (c) any Person may merge with the Borrower or any Restricted Subsidiary, provided such Person is engaged in a similar or complementary line of business to that of the Borrower or any of its Restricted Subsidiaries, no Event of Default or Default shall result from such merger and, if such merger is with the Borrower, the Borrower shall be the surviving Person.

         SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any capital stock or other ownership interest in any Subsidiary or Affiliate or the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

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

                  (a) All or substantially all of the business or assets of any Restricted Subsidiary may be conveyed, sold, assigned, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Restricted Subsidiary;

                  (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (d) sales of assets, other than as otherwise permitted by this
         Section 10.6, not exceeding $7,500,000 in any Fiscal Year; provided that, to the extent the allowance for sale of assets provided for in this Section 10.6(c) is not utilized, the same may be carried over to the next Fiscal Year, provided that the allowance shall in no event exceed $15,000,000 in any Fiscal Year (sales of assets shall be permitted in excess of the limitation provided for this subsection (c), provided that the Aggregate Commitment is reduced by the amount of net proceeds from the sale of such assets;

                  (e) the sale of real property and other assets owned by and interests in Co-Investment Entities; and

                  (f) the sale of assets listed on Schedule 10.6.

Each Lender hereby authorizes and instructs the Administrative Agent to release any collateral security and guarantee obligations provided by any Subsidiary of the Borrower upon the sale, transfer or other disposition of such Subsidiary in accordance with the provisions of this Section 10.6.

         SECTION 10.7 Limitations on Dividends and Changes in Capital Structure. Declare or pay any dividends upon any of its capital stock or other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure or amend any organizational document which change or amendment could reasonably be expected to have a Material Adverse Effect; provided that:

                  (a) the Borrower or any Restricted Subsidiary may pay dividends in shares of its own capital stock or other ownership interest;

                  (b) any Restricted Subsidiary may pay cash or other dividends to the Borrower and its other owners, if any;

                  (c) during such time as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may, during any fiscal quarter, pay cash dividends on its common stock to the holders thereof or purchase, redeem or otherwise acquire (by way of open market purchases, tender offers and/or put


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

         agreements) shares of the capital stock of the Borrower in an aggregate amount not to exceed twenty-five percent (25%) of Net Income for the immediately preceding fiscal quarter; provided that any amounts available for dividends or the purchase or redemption of stock in any quarter which are not so dividended or used to purchase or redeem stock during such quarter may be carried over to subsequent quarters; and

                  (d) during such time as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may purchase, redeem or otherwise acquire (by way of open market purchases, tender offers and/or put agreements) shares of the capital stock of the Borrower; provided, that the aggregate amount spent by the Borrower on account of such purchases, redemptions and other acquisitions shall not exceed an amount equal to the sum of (i) $10,000,000 plus (ii) twenty-five percent (25%) of the of the Net Cash Proceeds of any equity issuance by the Borrower subsequent to the Closing Date (other than the issuance of capital stock pursuant to the Borrower's executive stock purchase program) plus (iii) fifty percent (50%) of the amount realized by the Borrower from the exercise subsequent to the Closing Date by third Persons of stock options granted by the Borrower.

         SECTION 10.8 Transactions with Affiliates. Except (i) as set forth on
Schedule 10.8, (ii) with respect to service agreements with Controlled Co-Investment Entities and (iii) as otherwise expressly permitted hereunder, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, in both cases except upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.9 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as permitted by GAAP.

         SECTION 10.10 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt in any manner which would reasonably be expected to have an adverse effect upon the rights or interests of the Administrative Agent or the Lenders, or make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

         SECTION 10.11 Real Estate Development. Engage in any real estate development activities for its own account.

         SECTION 10.12 Lines of Business. Change the lines of business in which it currently is engaged or change, directly or indirectly, or substantially alter its method of doing business in a manner which would have a Material Adverse Effect.



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

         SECTION 10.13 Restrictive Agreements. Enter into any Debt which (a) contains any negative pledge on assets or any other covenants more restrictive (taken as a whole) than the provisions of Articles VIII, IX and X hereof, or (b) restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt or (c) restricts, limits or otherwise encumbers the ability of any Restricted Subsidiary to pay dividends or distributions to the Borrower.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                  (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation and such payment shall not have been made within five (5) Business Days after such payment becomes due.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.4(d) or (e)(i) or Articles IX or X of this Agreement.

                  (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent except that no such notice shall be required with respect to any default in the performance or observance of any covenant or agreement contained in
         Section 8.12.





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

                  (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within ten (10) Business Days of the due date thereof.

                  (g) Debt Cross-Default. (i) There shall occur any acceleration of the maturity of an aggregate principal amount outstanding of any Debt for Money Borrowed (other than the Notes) of the Borrower or any Restricted Subsidiary in excess of $5,000,000 (other than any such acceleration resulting from the sale of an asset to the extent that such Debt for Money Borrowed was incurred to finance the acquisition of such asset, by its terms is due and payable on the sale of such asset and is paid in full when due), or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any Debt for Money Borrowed of the Borrower or any Restricted Subsidiary in excess of $5,000,000 and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of any such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt for Money Borrowed (other than any such acceleration resulting from the sale of an asset to the extent that such Debt for Money Borrowed was incurred to finance the acquisition of such asset, by its terms is due and payable on the sale of such asset and is paid in full when due), or (iii) the Borrower or any Restricted Subsidiary shall default in the payment of any Debt for Money Borrowed at final maturity.

                  (h) Other Cross-Defaults. The Borrower or any of its Restricted Subsidiaries shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any Material Contract (other than Debt for Money Borrowed) involving monetary liability in an amount in excess of $1,000,000 unless, but only as long as, the existence of any such default is being contested by the Borrower or such Restricted Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

                  (i) Change in Ownership and Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Andrew L. Farkas (and any trusts of which he and/or any of his children are beneficiaries and any other Persons of which he or any of his children is the beneficial equityholder), Metropolitan Acquisition Partners IV, L.P. and Metropolitan Acquisition Partners V, L.P. and their respective Affiliates, shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock and twenty-five percent (25%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower and Andrew L. Farkas (and any trusts of which he and/or any of his children are beneficiaries and any other Persons of which he or any of his children is the beneficial equityholder), Metropolitan Acquisition Partners IV, L.P. and Metropolitan Acquisition Partners V, L.P. and their respective Affiliates cease to own 51% or more of the common stock of the Borrower.

                  (j) Voluntary Bankruptcy Proceeding. The Borrower or any Restricted Subsidiary shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws,


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

         domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
         (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Restricted Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Restricted Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or the Pledge and Security Agreement shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof and except where due solely to the failure to file, on a timely basis, appropriate continuation statements under the Uniform Commercial Code.

                  (m) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto which results in a Material Adverse Effect, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount which in the aggregate with all other withdrawal liabilities then due and payable exceeds $5,000,000.

                  (n) Judgment. A judgment or order for the payment of money not covered by insurance which causes the aggregate amount of such undischarged, unstayed and not removed judgments to exceed $5,000,000 in any Fiscal Year shall be entered against the

         Borrower or any of its Restricted Subsidiaries by any court and such judgment or order shall continue undischarged, unstayed or not removed to bond for a period of thirty (30) days.

         SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

                  (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and Agents under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings thereunder and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding.

                  (b) Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agents and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agents and Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan



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

Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of any Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agents and Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

         SECTION 11.4 Judgment Currency. The obligation of the Borrower to make payments of the principal of and interest on the Notes and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular Permitted Currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from the Borrower pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrower to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable pursuant to the applicable Loan Document. The obligations of the Borrower under this Section 11.4 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                   ARTICLE XII

                                   THE AGENTS

         SECTION 12.1 Appointment and Authorization. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender and Lehman as Syndication Agent of such Lender under this Agreement and the other Loan Documents and each Lender irrevocably authorizes First Union as Administrative Agent for such Lender, and Lehman as Syndication Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against any Agent. The Administrative Agent shall administer the Credit Facility in the same manner as



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

the Administrative Agent administers similar loans for its own portfolio.

         SECTION 12.2 Delegation of Duties. Each Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

         SECTION 12.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

         SECTION 12.4 Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section
13.8 hereof. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.




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

         SECTION 12.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, it shall promptly give notice thereof to the other Agent and Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 12.6 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder or by the other Loan Documents, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from


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

such Agent's gross negligence or willful misconduct. The agreements in this
Section 12.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8 Agent in Its Individual Capacity. Each Agent and its respective subsidiaries and affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it were not an Agent hereunder. With respect to any Loans made or renewed by it and any
Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders with, as long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $1,000,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall be either (a) any Lender or (b) with the consent of the Borrower (not to be unreasonably withheld), so long as no Event of Default has occurred and is continuing, a commercial bank organized or licensed under the laws of the United States or any political subdivision thereof which has minimum capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1      Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii)


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

on the third Business Day following the date sent by certified mail, return receipt requested.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:              Insignia/ESG Holdings, Inc.
                                 200 Park Avenue
                                 New York, New York  10166
                                 Attention:  Ronald Uretta
                                 Telecopy Number:  (212) 984-8251

With a copy to:                  Insignia/ESG Holdings, Inc.
                                 200 Park Avenue
                                 New York, New York  10166
                                 Attention:  Adam B. Gilbert, Esq.
                                 Telecopy Number:  (212) 984-7153

                                 Insignia/ESG Holdings, Inc.
                                 Suite 900
                                 15 South Main Street
                                 Greenville, South Carolina 29601
                                 Attention:  James A. Aston
                                 Telecopy Number:  (864) 298-8489

With a copy (in the case of
extraordinary notices only) to
(which shall not constitute
notice hereunder):               Simpson Thacher & Bartlett
                                 425 Lexington Avenue - 19th Floor
                                 New York, New York 10017-3954
                                 Attention: Charles H. F. Garner
                                 Telecopy Number: (212) 455-2502

If to First Union as             First Union National Bank
Administrative Agent             One Insignia Financial Plaza
                                 P.O. Box 1329
                                 Greenville, South Carolina 29602
                                 Attention: Portfolio Management and
                                            Relationship Manager
                                 Telecopy Number: (864) 255-8357

With a copy to:                  First Union National Bank
                                 One First Union Center
                                 301 S. College Street, TW-10
                                 Charlotte, North Carolina 28288-0608
                                 Attention: Syndication Agency Services
                                 Telecopy Number: (704) 383-0288


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

With a copy to (which shall
not constitute notice
hereunder):                      Kennedy Covington Lobdell & Hickman, L.L.P.
                                 Suite 4200
                                 100 North Tryon Street
                                 Charlotte, North Carolina 28202-4006
                                 Attention: J. Donnell Lassiter, Esquire
                                 Telecopy Number: (704) 331-7598

If to the
Syndication Agent:               Lehman Commercial Paper Inc.
                                 Three World Financial Center
                                 10th Floor
                                 New York, New York  10285
                                 Attention: Michelle Swanson
                                 Telecopy Number: (212) 528-0819

If to any Lender:                To the Address set forth on Schedule 1.1(a)

         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses of the Agents in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of a single counsel for the Agents (with the right of such counsel to engage such special or local counsel as the Agents reasonably deem necessary), (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of a single counsel for the Agents and (iii) the administration and enforcement of any rights and remedies of the Agents and Lenders under the Credit Facility, including, with respect to the Administrative Agent only, consulting with appraisers, accountants, engineers and attorneys employed by the Administrative Agent concerning the nature, scope or value of any right or remedy of any Agent or Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Agents and Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors (collectively, the "indemnitees"), from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such indemnitee in connection with any claim, investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) and the prosecution and defense thereof, arising out of this

Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing result from the gross negligence or willful misconduct of the party seeking indemnification therefor or the breach by the Agents or the Lenders of this Agreement. If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the Borrower's obligations under this Section 13.2 unless such failure materially prejudices the Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. If requested by the Borrower in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit the Borrower to participate in such contest. Any indemnitee that proposes to settle or compromise any claim or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower's concurrence thereto. The Agents are authorized at the Borrower's cost and expense to employ one counsel in enforcing the rights of the Agents and Lenders hereunder and in defending against any claim, demand, action or cause of action covered by this Section 13.2. In addition, each indemnitee shall have the right to employ its own separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnitee unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If an indemnitee shall have reasonably concluded (based upon the written advice of counsel to the Administrative Agent) that the representation by one counsel of the Agents and Lenders creates a conflict of interest for such counsel, the reasonable fees and expenses of such additional counsel as are necessary to resolve that conflict chosen by such indemnitee and reasonably satisfactory to the Borrower (provided that the Borrower's approval of such counsel shall not be unreasonably delayed or withheld) shall be borne by the Borrower. Any obligation or liability of the Borrower to any indemnitee under this Section 13.2 shall survive the expiration or termination of this Agreement and the repayment of the Obligations.

         SECTION 13.3 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

         SECTION 13.4 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY

ANY AGENT OR LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OTHERWISE IN THE MANNER SPECIFIED IN SECTION 13.1. NOTHING IN THIS SECTION 13.4 SHALL AFFECT THE RIGHT OF ANY AGENT OR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF ANY AGENT OR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 13.5 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH AGENT AND LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 13.6 Reversal of Payments. To the extent the Borrower makes a payment or payments to any Agent for the ratable benefit of the Lenders or any Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by such Agent.

         SECTION 13.7 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agents to the contrary agreed to by the Borrower, be performed in accordance with GAAP. In the event of changes in GAAP in accordance with the definition thereof, the Borrower and the Lenders will thereafter negotiate in good faith to revise, by amendment of this Agreement, any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect. All projections and estimates of financial results shall be made in good faith and based on reasonable assumptions.

         SECTION 13.8 Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and, as long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Note held by it); provided that:

                  (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                  (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000 and the assigning Lender shall retain a Commitment of at least $5,000,000;

                  (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                  (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

                  (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof, upon any assignment requested by the Borrower pursuant to the terms of Section
         4.14 or upon any increase in the Aggregate Commitment in accordance with Section 2.8 which does not involve a new Lender. (Barclays Bank PLC shall not be considered a new Lender for purposes of Section 2.8.).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is



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

recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with the Note subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

                  (i) accept such Assignment and Acceptance;

                  (ii) record the information contained therein in the Register;

                  (iii) give prompt notice thereof to the Lenders and the Borrower; and

                  (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Note delivered by the assigning Lender. Each surrendered Note shall be canceled and returned to the Borrower.

         (f) Participations. Each Lender may sell participations to one or more banks or other financial institutions which are not competitors of the Borrower in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Note held by it); provided that:

                  (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

                  (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iii) such Lender shall remain the holder of the Note held by it for all purposes of this Agreement;

                  (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                  (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation or extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release all or substantially all of the collateral securing the Obligations; and

                  (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. Each Agent and each Lender agree to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to legal counsel, accountants, and other professional advisors, on a need-to-know basis, (ii) to regulatory officials, (iii) as required by law or legal process (including by subpoena) or in connection with any legal proceeding, (iv) to another financial institution in connection with a disposition or proposed disposition of any of its interests hereunder or under any other Loan Document, upon execution by such institution of an agreement to keep such information confidential to the extent described in this Section 13.8(g), (v) in court filings (which such Lender will use its reasonable efforts to seek to have sealed by the court) in connection with (and to the extent related to) litigation to which a Lender or an Agent is a party, (vi) of information which subsequently becomes public or is disclosed by a Person not known by a Lender or an Agent to be bound by a duty of confidentiality or (vii) to any Affiliate of such Lender. The Agents and Lenders agree that the breach of this Section 13.8(g), including the disclosure of any confidential information received from the Borrower pursuant to this Agreement, shall constitute a material breach of this Agreement. Notwithstanding (iii) above, in the event that any such Person is requested pursuant to, or required by, Applicable Law or Governmental Authority to disclose any such information, such Person will provide the Borrower with prompt notice of such request or requirement, unless prohibited by law or regulation, in order to enable the Borrower to seek an appropriate protective order or other remedy, or to consult with such Person with respect to the Borrower's taking steps to resist or narrow the scope of such request or legal process. If, in such event, the Borrower has not provided such Person with a protective order or other remedy in sufficient time, with such Person acting in good faith and otherwise in its sole discretion, for such Person to avoid unlawful nondisclosure of such information, such Person may disclose such information pursuant to such Applicable Law or Governmental Authority, as the case may be, without any recourse or remedy against such Person by the Borrower or any Affiliate of the Borrower, which the Borrower hereby expressly waives.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.9 Amendments, Waivers and Consents. Except as set forth below and as otherwise provided in Section 2.8, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (other than Defaulting Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) except as specifically set forth in Section 2.8, increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.6), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation or any fee, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation or reduce the principal amount of any Loan or Reimbursement Obligation, (d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) release any substantial portion of the collateral or any material guarantee obligation (other than as specifically permitted in this Agreement) or (f) amend the provisions of this Section 13.9, the definition of Required Lenders or any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders or each Lender, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XII shall be made without the written consent of the Agents.

         SECTION 13.10 Performance of Duties. The Borrower's obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 13.11 No Fiduciary Relationship. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, neither the Agent nor any Lender shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with the Borrower or any of its Subsidiaries.

         SECTION 13.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agents and any Persons designated by any Agent or Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.13 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agents and Lenders against events arising after such termination as well as before.

         SECTION 13.14 Titles and Captions Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.18 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX or X hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.

         SECTION 13.19 EMU; Continuity of Contract. The parties hereto confirm that the occurrence or non-occurrence of an EMU Event will not have the effect of altering any term of, or discharging or excusing performance under, this Agreement or any other Loan Document, give any party the right unilaterally to alter or terminate this Agreement or any other Loan Document or, in and of itself, give rise to an Event of Default, provided, however, that no currency shall be included as an Alternative Currency within the meaning of the definition thereof if the Administrative Agent or any Lender reasonably believes that it is impracticable or impossible for any Lender to fund Loans in such currency.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                    INSIGNIA/ESG HOLDINGS, INC.



                                    By:      /s/ Adam B. Gilbert
                                            -----------------------------------
                                             Name: Adam B. Gilbert
                                                  -----------------------------
                                             Title:   Executive Vice President
                                                   ----------------------------

                                    FIRST UNION NATIONAL BANK,
                                    as Administrative Agent and Lender



                                    By:      /s/ Sarah T. Warren
                                            -----------------------------------
                                             Name: Sara T. Warren
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Syndication Agent and Lender



                                    By:      /s/ William J. Gallagher
                                            -----------------------------------
                                             Name:    William J. Gallagher
                                                  -----------------------------
                                    Title:   Syndication Agent
                                                   ----------------------------

                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC.



                                    By:      /s/ Gary Andresen
                                            -----------------------------------
                                             Name: Gary Andresen
                                                  -----------------------------
                                             Title:   Associate
                                                   ----------------------------


                                    By:      /s/ William E. McCollum, Jr.
                                            -----------------------------------
                                             Name: William E. McCollum, Jr.
                                                  -----------------------------
                                             Title:   Senior Associate
                                                   ----------------------------

                                    THE BANK OF NEW YORK



                                    By       /s/ Anthony Verzi
                                            -----------------------------------
                                             Name:    Anthony Verzi
                                                  -----------------------------
                                             Title:   Vice President
                                                   ----------------------------

                                    BARCLAYS BANK PLC



                                    By:      /s/ Matthew Tuck
                                            -----------------------------------
                                             Name:    Matthew Tuck
                                                  -----------------------------
                                             Title:   Associate Director/V.P.
                                                   ----------------------------

                                    LASALLE NATIONAL BANK



                                    By:      /s/ Julie Anne Eck
                                            -----------------------------------
                                             Name: Julie Anne Eck
                                                  -----------------------------
                                             Title:   Comm. Banking Officer
                                                   ----------------------------

                                    NATIONAL BANK OF SOUTH CAROLINA



                                    By:      /s/ John B. Wood, Jr.
                                            -----------------------------------
                                             Name: John B. Wood, Jr.
                                                  -----------------------------
                                             Title:   Vice President
                                                   ----------------------------

                                    NATIONAL CITY BANK



                                    By:      /s/ Gary L. Wimer
                                            -----------------------------------
                                             Name:    Gary L. Wimer
                                                  -----------------------------
                                             Title:   Vice President
                                                   ----------------------------

                                    NATIONSBANK, N.A.



                                    By:      /s/ Ann K. Robinson
                                            -----------------------------------
                                             Name:    Ann K. Robinson
                                                  -----------------------------
                                             Title:   Vice President
                                                   ----------------------------

                                 Schedule 1.1(b)

                               MANDATORY COST RATE


(1) The Mandatory Cost Rate for an Alternative Currency Loan for its Interest Period(s) is the rate per annum determined by the Administrative Agent to be the rate calculated by it in accordance with the following formula:

         (a) in relation to an Alternative Currency Loan denominated in Pounds Sterling:

                       BY + S(Y - Z) + F x 0.01% per annum
                       -----------------------------------
                                  100 - (B + S)

         (b) in relation to any other Alternative Currency Loan in an Alternative Currency:

                               F x 0.01% per annum
                               -------------------
                                       300

         (c)      where on the date of calculation:

         B is the average of the percentage of eligible liabilities (in excess of any stated minimum) which the Bank of England then requires each of the Lenders to maintain on a non-interest bearing account in accordance with its cash ratio requirements;

         Y        is LIBOR for the Interest Period of the relevant Loan;

         S is the average percentage of eligible liabilities which the Bank of England requires each Lender to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the average of the percentage of the charges payable by the Lenders to the Financial Services Authority under paragraph
                  2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for the purpose of this calculation, any minimum amount required to be paid to the Financial Services Authority under paragraph 2.02b or 2.03b will not be deemed to apply) expressed in pounds per (pound)1 million of the average of percentage of the fee bases of the Lenders.

(2) For the purposes of this Schedule 1.1(b):

         (a) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

         (b)      "fee base" has the meaning given to it in the Fees
                  Regulations; and

         (c)      "Fees Regulations" means:

                  (i)      prior to 31st of March, 1999 the Banking Supervision
                           (Fees) Regulations 1998; and

                  (ii) on and after 31st of March 1999, any regulations governing the payment of fees for banking supervision;

         and any reference to a paragraph or specific provision in The Fees Regulations in force at the date of this Agreement shall be deemed to be a reference to any replacement provision in any superceding regulations under paragraph (2) above.

(3) In the application of the formula, B,Y,S and Z are included in the formula as figures and not as percentages e.g., if B = 0.05% and Y = 15%, BY is calculated as 0.05 x 15.

(4)      (a)      The formula is applied on the date the interest rate is
                  determined for the relevant Interest Period of the Loan; and

         (b) Each rate calculated in accordance with the formula is, if necessary, rounded upward to the nearest four decimal places.

(5) If the Administrative Agent determines that a change in circumstances has rendered or will render the formula inappropriate, the Administrative Agent (after consultation with and by notice to the Lenders and the Borrower) shall modify the manner in which the Mandatory Cost Rate will subsequently be calculated and specify the date from which such modification will apply. The manner of calculation so notified by the Administrative Agent shall in the absence of manifest error be binding on all the parties hereto.

                                 Schedule 6.1(t)

                                   LITIGATION



                  None.

                                  Schedule 10.6

                              PERMITTED ASSET SALES



                  None.